SEGALL BRYANT & HAMILL TRUST

POWER OF ATTORNEY

I, the undersigned Trustee of the Segall Bryant & Hamill Trust, hereby appoint Carolyn Goldhaber, Jasper R. Frontz, and Maggie Bull, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities relating to business of the Segall Bryant & Hamill Trust: all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations, or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 16th day of June, 2023.

/s/ Janice M. Teague

Janice M. Teague

Trustee, Chair

/s/ Thomas J. Abood

Thomas J. Abood

Trustee

/s/ John A. DeTore

John A. DeTore

Trustee

/s/ Rick A. Pederson

Rick A. Pederson

Trustee

/s/ James A. Smith

James A. Smith

Trustee

/s/ Lloyd Voneiff

Lloyd “Chip” Voneiff

Trustee

/s/ Neal J. Andrews

Neal J. Andrews

Trustee